Exhibit (14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm in this Registration Statement on Form N-14 of Polen Opportunistic High Yield Fund, a separate series of FundVantage Trust under the heading “Independent Registered Public Accounting Firm”.

Philadelphia, Pennsylvania

April 18, 2023